UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

DMH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169887	27-2689205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2776 N. University Drive. Coral Springs, Florida 33065
(Address of principal executive offices)
(954) 509-0911 x 1
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 11, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Touch Medical Solutions, Inc. (“TMSI”) a Florida Corporation, and the shareholders of TMSI (the “Shareholders”).  In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of TMSI, which resulted in a parent-subsidiary relationship (the “Acquisition”).

In addition, pursuant to the terms of the Exchange Agreement:

(i)  The Shareholders of all of the capital stock of TMSI issued and outstanding immediately prior to the closing of the Acquisition, exchanged their shares into Twenty Five Million shares (25,000,000) of our common stock. As a result, the shareholders of TMSI received 25,000,000 newly issued shares of our common stock.

(ii)  Jorge R. Urrea, our former sole Officer and Director, agreed to cancel One Hundred  Million shares (100,000,000) of his common stock.

(iii)  As a result, immediately following the Acquisition, there were One Hundred Sixty One Million shares (161,000,000) of common stock issued and outstanding.

(iv)  TMSI provided customary representations and warranties and closing conditions, including the unanimous approval of the Acquisition by its shareholders.

As of the date of the Exchange Agreement and currently, there are no material relationships between us or any of our affiliates and TMSI, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As used in this Current Report on Form 8-K, all references to the “Company,” “DMH International”, “we,” “our” and “us” or similar terms, refer to DMH International, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to TMSI. Information about the Company and the principal terms of the Acquisition are set forth below.

On December 11, 2012, in accordance with the Exchange Agreement dated December 11, 2012, we acquired all of the issued and outstanding shares of TMSI, which resulted in a parent-subsidiary relationship.

In exchange for all of the issued and outstanding shares of TMSI, the shareholders of TMSI received 25,000,000 shares of our common stock, which represented approximately 15.5% of our outstanding common stock following the Acquisition and related transactions described in Item 1.01 of this Current Report.

There were 236,000,000 shares of our common stock outstanding before giving effect to the stock related matters of the Acquisition. Following these events, there were 161,000,000 shares outstanding, including:

Shares	Held By:
25,000,000	TMSI Shareholders
136,000,000	Existing Shareholders

Prior to the Acquisition, there were no material relationships between us and TMSI, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report or our other filings with the Securities and Exchange Commission.

The Acquisition and its related transactions were approved by the holders of a requisite number of shares of TMSI’s common stock by shareholder meeting. One Hundred percent (100%) of TMSI stockholders of TMSI approved the Acquisition.

Business

History

The Company was incorporated in the state of Nevada on June 2, 2010.  In anticipation of a business combination, in December 2012, we entered into the merger agreement with Touch Medical Solutions, Inc., whereby we assumed TMSI’s business operations. We are currently in the business of developing and bringing to market a suite of medical software products.  Our principal executive offices are located at 2776 University Drive, Coral Springs, Florida.

We have never been the subject of a bankruptcy, receivership or similar proceeding.  Additionally, apart from the merger discussed herein, we have never been the subject of a material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Operations

In 2009, we began prototyping a picture archiving and communication system (“PACS”) solution for market exploration.  In July 2010, we were accepted as a Wake Forest University Demon Incubator startup company.

Operating Strategy

Management is of the opinion that the leaders of the technology market as a whole are beating their competitors by presenting a more effective end user experience and fulfillment of base requirements.  We believe that products were judged by the number of features they offer; however, there has been an increasing trend towards not providing the greatest number of features, but rather to provide a simpler user interface than its competitors combined with a solid product workflow.  We will attempt, as a medical device provider, to offer products that are user friendly and which have a core workflow that clients can easily implement and use.  We believe that a goal of applying our product ideas efficiently will allow our customers to maintain high medical standards to help them to grow in their own individual markets.

With a growing PACS market and an emergent electronic medical record (“EMR”) market, we plan to provide a technically advanced but cost effective combined solution to medical practices that have been largely ignored by existing vendors.  We will offer as a primary foundation technology, a digital imaging and communications in medicine (“DICOM”) viewer on innovative hardware, a fully Certification Commission for Healthcare Information Technology (“CCHIT”) certified EMR solution, and safe and efficient storage of diagnostic images both as individual clinical assets and as parts of a larger enterprise.

Our goal is to bring a fully integrated PACS/RIS/EMR package to market within a realistic timeframe in order to meet FDA and the American Recovery and Reinvestment Act of 2009 (“ARRA”) standards, starting with an innovative EMR framework as a basis for future product expansions.   The stated project goal is to begin marketing a combined PACS/RIS/EMR solution by October 2013 under our brand (during qualification and certification, aka “pre-market”, expected by July, 2013).  With a CCHIT qualified EMR fully integrated with TouchPACS, we will be qualified for ARRA reimbursement.

The PACS will support the DICOM v3 standards for both communication and visualization as a solution, a scope of service contained within the boundaries of the total TouchEMR package.  PACS is being modularized this way in order to allow for other such future standards/relational forks as laboratory control or inpatient expansion.  PACS will be deemed as v1 complete upon clearance of Food and Drug Administration (“FDA”) Class2 certification with all parts intact, and EMR v1 will be considered v1 complete on receiving CCHIT certification.  PACS/EMR will be implemented to include all necessary hardware and configuration for a customer, such that our expected target audience is considered “computer illiterate” and will not be expected to provide implementation equipment independently.  To that end, simplification of very complex workflow and diagnostic processes is a central focus within our developed interfaces.  We propose that smart implementation of clinical software as a workflow client/server process will allow us to market both products (PACS and EMR) as either standalone or paired.

Technology/Intellectual Property

Over the next 18 months Touch Medical Solutions plans:

To market both individually and combined as a full Practice Management suite the following products:

a)

TouchERP - Medical Enterprise Resource Planning (“Medical Enterprise RP”) – Will be (is) designed for a complete solution to various business sectors, including healthcare. A combination of products providing Clinical Management, Resource Management, Financial Management, and a Practice Information System, that are critical to the medical practices in today’s healthcare industry.

b)

TouchPMS – Practice Management Suite – This is a category of software that deals with the day-to-day operations of a medical practice. Such software frequently allows users to capture patient demographics, schedule appointments, maintain lists of insurance payers, perform billing tasks, and generate reports.

c)

TouchEMR – Electronic Medical (Health) Record – This is a locally kept copy of the patient health information located at each applicable healthcare provider, which can then be merged with the central EHR record as diagnostic information changes.  This record can be kept in any applicable form, as long as it contains the basic pieces of information necessary to resynchronize with a central provider.

d)

TouchRIS–Radiology Information System – This is a computerized database used by radiology departments to store, manipulate and distribute patient radiological data and imagery. The system generally consists of patient tracking and scheduling, result reporting and image tracking capabilities. RIS complements HIS (Hospital Information Systems) and is critical to efficient workflow to radiology practices.

e)

TouchPACS – Picture Archiving and Communications Systems - In medical imaging, PACS have been developed to provide economical storage, rapid retrieval of images, access to images acquired with multiple modalities, and simultaneous access at multiple sites.

f)

TouchPHR – Personal Health Record – This is an abstract definition of copies of patient electronic health record information, such as radiology studies or lab results, which are provided to a clinic by a patient in electronic form.  This is relative to any type of portable copy device, such a CDR or USB, and defines import and export guidance for merging copies into a local (practice level) EMR.

g)

TouchTranscription – Integrates voice recording and digital scripting into the patient record.

h)

TouchPaperlessOffice – Through the use of a Paperless Office Solution, medical providers can store, index, search, retrieve, and modify all aspects of a patient’s medical records to provide a paperless office that can eliminate bottlenecks in a patient work flow.

Our potential for success will depend upon our ability to:

(i)  develop project synergy where our products are designed for projects to work both independently as well as in a multiple product suite;

(ii) develop enhanced workflow and customization by creating a system workflow that will adopt an existing practices workflow as opposed to the practice needing to change their process and ideology based on the systems constraints. While the main portions of the software suite must be standardized, customization will be allowed to accomplish individual practice goals; and

(iii)  Training – All our customers will receive training before, during, and after implementation to fully understand how the systems are designed to be used.

Project Development Timeline - Complete

• June 2010 - EHR research and early prototyping

• Oct 2010 - Final draft SDLC design submission, final relational and logic models achieved

• Dec 2010 Beta Status - Database relational logic

• Dec 2010 Alpha Status - Implementation 1 components, servers

• Jan 2011 Beta Status - Implementation 1 components, servers

• July 2011 Final to QA - Implementation 1 components, servers

• December 2011 – FDA Class 2 Submission for TouchPACS

• January 2012 – FDA Class 2 Approved

Creating a Comprehensive Healthcare Technology Solution.

Currently, one of the key barriers to EMR use is the lack of synergy between the EMR and other clinical data systems (such as lab, radiology, and referral systems).

All practices that have installed EMR system recently or are planning to implement an EMR system must recognize that EMR is the Enterprise Resource Planning (“ERP”) system for every practice. ERP is an enterprise-wide information system designed to coordinate all the resources, information, and activities needed to complete the processes of your practice. This requires subject matter expertise to properly align a practice with its EMR needs.

Similarly, when a patient walks into a clinic, everyone in the clinic from the front desk, through the middle office and back office to partners such as pharmacies, labs, referring physicians, and hospitals will all be affected.  Seeing an EMR from this perspective is critical for EMR's successful and efficient implementation.

The provider's usage of EMR is only twenty percent (20%) of the use of the entire system.  For an EMR to be efficient and successful, all those involved -- patients, employees, and partners -- must be on one single unified platform.

While PACS has enjoyed a growing market, EMR has traditionally been implemented via non-standard, “one-off”, task dedicated solutions.  This has led to care facilities, which are attempting to mix and match a plethora of system types to form a complete software solution, and without standards, prior to the HHS final Ruling, July 2010, these amalgam solutions have led to very complex and expensive problems of interaction and intercommunication.

We believe that an enterprise software solution for a typical small clinic or hospital should function as glue to model the business processes with, holding together their varying laboratory, diagnostic imaging, medical record, and workflow needs.  Most practices have engaged in a best of breed philosophy selecting PACS, EMR, HIS, based predominately on its own qualifications and not focusing on how these systems might interact and need to co-exist in the same infrastructure.

Cross implementation of different software models has led to chaos in many historical clinical implementations by other companies due to lack of enforceable standards. With DICOM solidifying, and now with the impending new EMR enforcement of selective standards in the near future, we believe it is important to model software around the entire idea of the clinical software workflow from a single design with an enforceable foundation to ensure that each of the parts are held to be clinically valid.

To build a uniform idea of medical interoperability, we believe that the larger, more expensive corporate design of software is too monolithic to allow architects to model enforcement of multiple standards simultaneously, and that by using a smaller development team with a broader understanding of how clinical technology standards evolve and interconnect, we can possibly evolve a software product line which can deliver a quality product to fit those needs at a much lower price point than our competitors.

By incorporating the PACS into the design of the TouchEMR products, we strive for tight integration, while allowing for services including online prescriptions, valid integrated medical coding (CPT), and insurance validation and billing integration among others.  To these ends, the development target for the first release of TouchEMR is to certify the product for reimbursement qualification under the ARRA (Recovery Act) plan.  This will allow us to market either as a PACS standalone product or as an evolved EMR product that can be installed as a software suite.

Establishing qualification as a product goal,.  Our products are standards-based designs, allowing for their use among existing platforms and will incorporate large portions of the HL7, IHE, and DICOM standards.  Our current product goal for the EMR suite of software is to complete CCHIT certification, and by default ARRA certification, by the end of 2013.

PACS

In the 1st quarter of 2013, we plan bring to market our Enterprise PACS system (TouchPACS) at a competitive price point.  The focus of TouchPACS is to keep hardware and subscription costs affordable, making it an option for any size or type of clinical practice.  In addition to a traditional PACS system on-site, TouchPACS will also offer offsite content storage, automated backup solutions, and remote software access via a web based portal product. These traditionally have been separate offerings and have represented a significant integration challenge for the small to mid-sized medical practice.   We plan that TouchPACS will also provide the ability to link multiple offices, providing practices the ability to have a single system supporting all sites in which they practice.

Clinical Trial Management

In the 3rd quarter of 2014, we plan to launch a Clinical Trial Management Solution or Laboratory Information System (TouchCT). Both the Clinical Trial Management Solutions and the TouchEMR product share many core requirements offering an opportunity to expand functionality of the TouchEMR product to satisfy trial management needs.  An electronic Clinical Trial Management system can provide service to drug development and medical research companies who are in the process of bringing clinical products to market in a newly regulated (by government mandate, required by 2014) drug certification process.

Form Factor

Our products will offer multiple suite configurations to fit customer needs. We will offer both traditional wall- mounted displays as well as portable laptops and tablet computers.

Management is of the opinion that having a portable solution will be most useful for physicians who treat patients in multiple locations as well as for other situations where the flexibility of being mobile is required.

We will also provide a web based DICOM viewer that will allow image presentation on smartphones including:

(i)  iPhones

(ii)  BlackBerry

(iii) Android, and

(iv) other Operating Systems

but these will be used for preliminary diagnostics only (wet read), as such devices must be FDA Class-3 approved by equipment manufacturers in order to be used for final reads in a clinical setting.

Our systems will offer a touch screen display allowing easy manipulation of images without the need to sit at a workstation with a mouse and keyboard except where this is clinically required. Utilizing modern touch screen interface technology will be attractive to physicians who want to be ahead of the technology curve, or where a physician or physician assistant will be more effective without being tied to a keyboarded workspace.

For fully integrated PACS consumers, a multi-monitor diagnostic station solution will be used to assure full conformance with DICOM and diagnostic imaging standards.

Competitors in the Marketplace

The following are comparable PACS solutions to a TouchPACS system.

Emed Fusion / Merge Systems

http://www.merge.com

Intelerad

http://www.intelerad.com/en/index.php

Fuji Synapse

http://www.fujimed.com/

GE Centricity

http://www.gehealthcare.com/centricityenterprise/

Agfa Impax

http://www.agfa.com/en/he/products_services/all_products/impax_enterprise.jsp

Project Overview and Highlights

•

Product Design

o

Standards-Based Design

▪

Uses HL7 for Document Formatting, Government Reporting, and Procedure Interaction within the Logic Model.

▪

PACS is based on DICOM v3

▪

EMR is based on HL7 v2.51

▪

Documents use the HL7-CDA model (v3), and storage is Adobe PDF, making exports and translation uniform

▪

Product uses the National Library of Medicine (NLM) Meta-thesaurus vocabularies, allowing precise coding of Rx (RxNorm, UNII, National Drug File), Insurance (CPT-4, CPT-2010), and Diseases and Problems (ICD-9, ICD-10, SNOMED, LOINC), and Drug allergies (UNII, NDF).  TouchPACS is a registered Vendor with the NLM, and is licensed to resell all included vocabularies.

o

Using Microsoft Products

▪

All products programmed in MS Visual Studio

▪

All products Version Controlled and managed via MS Team Server

▪

Centrally deployed on MS SQL Server 2008

o

Royalty Free

▪

All components (excepting MS Database and Server Licensing) are royalty free, and under no distribution restrictions

o

Service-Based Returns

▪

Systems are typically sold turn-keyed with all equipment, and should provide company service revenue going forward from a customer purchase (maintenance costs, recurring).

•

Product Testing and Documentation

o

PACS will require Product Class-2 Certification with FDA following product development cycle, expected end of Q1 2011.

o

Documentation Foundation and methods using Microsoft implementation of  Agile Software Development, a proven methodology for managing software development products

o

Integrated build and test environment using Microsoft Team Foundation Server

•

Pilot Launch

o

The PACS product is expected to market to beta both EMR and PACS system designs in Q2, 2013.

•

Staffing and Budget

o

Development Staff

▪

Software Architect/Team Lead

▪

DICOM and PACS developer

▪

HL7 and EMR developer

▪

Web Developer

▪

Internal Documentation and QA management

o

Equipment Expenses

▪

Installation Costs

▪

Backup Solution Purchasing

▪

Tapes and Media

▪

Workstation Purchases

▪

Suite Component Purchases

o

Recurring Software Licensure

▪

Development Component Upgrades

▪

Continuing Toolkit Agreements

o

Marketing Costs

o

Delivery Costs

▪

Role of pre-sales technician.

▪

Hardware and Equipment Costs

•

Servers

•

Workstations

•

Scanners, Fax, Microphones, Pedals, etc.

o

Office Expenses

▪

Rental and Insurance

▪

Day to Day costs

Standards

DICOM Standard

Our imaging solutions are based on the DICOM medical imaging standard, as the service is compatible with virtually every digital imaging modality and PACS in use today. This makes it a solution for orthopedists, obstetricians, family practice physicians, dentists, and chiropractors, in addition to the traditional radiology market.  Increasingly, small non-radiological clinics make limited use of imaging as part of their everyday practice; we will provide a simplified, but industrial quality, answer to their software needs.

Platform

We will rely on Microsoft technologies as the backbone of our systems.  By utilizing the Microsoft Visual C# development tools, and the Microsoft Visual Studio .NET 2008/2010 development environments, management is of the opinion that TouchPACS will be able to leverage Microsoft’s extensive coding library and features, and to provide an assured vendor as a foundation technology partner for our customers.  We will use Microsoft Team Foundation Server to enforce an Agile software development and design philosophy.  This philosophy emphasizes close collaboration between the programmer team and business experts, face-to-face communication, frequent delivery of new deployable business value and tight, self-organizing teams.

DICOM Viewer

We will provide a DICOM viewer offering advanced layering, image manipulation and other features that are typically used in large-scale implementations. By utilizing touch screen technology, we will provide a feature to a physician looking to demonstrate technology advancement to its patients.  We will seeking FDA Class-2 certification for diagnostic imaging modality classifications, and will publish a formal DICOM conformance statement as a function of the development process.   We are not seeking certification for use with Digital Mammography (“MG”) during stage one development, but will seek to display high resolution MG in a non-diagnostic format.   The viewer product typically will deploy as a multi-monitor diagnostic station, and a touch-based tablet application, and will include a module for internet-based reading as part of the EMR portal project that we are attempting to develop.

Workflow Clients

We will provide support to our clients; in addition to DICOM PACS stations, for supporting medical records as a foundation of our product suite, including but not limited to:

(i)

 transcription,

(ii)

management,

(iii)

paperless workstation, and

(iv)

export and reporting clients.

The clients’ products will be designed to work within the touch-based format or touch-assisted in cases like transcription, and are intended to be deployed on our branded encapsulated workstations and tablets.

Servers

TouchPACS has products to serve both Health Level 7 (“HL7”), a standard for exchanging information between medical applications and DICOM formatted messages natively, and allows for implementations to be unified to a central server or split into multiple servers, based on the scale needs of each customer.  TouchPACS is also developing web based portal system to allow for patient scheduling, non-diagnostic review, referring physician review, and remote diagnostic reading capabilities.  The web portal system will be implemented in a compatible way with both DICOM and HL7 needs in mind, allowing for a PACS web product to be developed concurrently with the EMR web product.

Patents and Intellectual Property

We have no patents pending or approved nor have we applied to the United States Trademark and Patent Office for patent protection.

Trademarks

In May 2011, we applied for trademark protection with the United States Trademark and Patent Office for the following trademarks:

a)

Touch Medical Solutions Touch PACS

b)

Touch Medical Solutions TouchEMR

c)

Touch Medical Solutions TouchPMS

d)

Touch Medical Solutions TouchRIS

The trademarks have not been approved to this date.

Operating Agreement between Babcock Demon Incubator

We have an agreement with the Babcock Demon Incubator of the Angell Center for Entrepreneurship, Babcock Graduate School of Management of Wake Forest University School of Business (“BDI”).  This agreement provides for the following terms:

(i) BDI provides us with space for our operations at 3455 University Parkway, Wake Forest including access to office furniture, Internet, fax/copier, telephone line, conference room;

(ii) guidance to us by the BDI Director to assist in our business plan development;

(iii) BDI will host programs to assist in our business;

(iv) BDI will provide to us the resources of its services providers, its Board of Directors and students and faculty.

Governmental Regulation

According to the FDA, a "device" is: "an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part, or accessory which is recognized in the official National Formulary, or the United States Pharmacopoeia, or any supplement to them, intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, or intended to affect the structure or any function of the body of man or other animals, and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes."

The FDA classifies devices as either Class I/II-exempt, Class II, or Class III.

Class III: Pre-Marketing Approval, or PMA: A Pre-Marketing Approval or PMA is the most stringent type of device marketing application required by FDA. A PMA is an application submitted to FDA to request clearance to market, or to continue marketing of a Class III medical device. A PMA is usually required for products with which FDA has little previous experience and in such cases where the safety and efficacy must be fully demonstrated on the product. The level of documentation is more extensive than for a 510(k) application and the review timeline is usually longer. Under this level of FDA approval, the manufacturing facility will be inspected as well as the clinical sites where the clinical trials are being or have been conducted. All the appropriate documents have to be compiled and available on demand by the FDA. The manufacturing facility is registered with the FDA and the product or device is registered with the FDA.

Class II: 510(k). This is one level down from the PMA and it is applied to devices with which the FDA has had previous experience. A 510(k) is a pre-marketing submission made to FDA to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent, to a legally marketed device that is not subject to pre-market approval. Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims. The legally marketed device to which equivalence is drawn is known as the "predicate" device. Applicants must submit descriptive data and, when necessary, performance data to establish that their device is SE to a predicate device. Again, the data in a 510(k) is to show comparability, that is, substantial equivalency (SE) of a new device to a predicate device. Under this level of approval, the manufacturing facility is registered with the FDA and the product or device is registered with the FDA. Inspections under this classification are possible. All the appropriate cGMP and clinical data backing the claims made must be on file and available on demand by the FDA.

Class I/II Exemption: This is the lowest level of scrutiny. Most Class I devices and a few Class II devices are exempt from the pre-marketing notification requirements subject to the limitations on exemptions. However, these devices are not exempt from other general controls. All medical devices must be manufactured under a quality assurance program, be suitable for the intended use, be adequately packaged and properly labeled, and have establishment registration and device listing forms on file with the FDA.

In January 2012, the TouchPACS software suite received a Class II 510(k) clearance from the FDA.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees

We currently have 2 employees: Rik J. Deitsch is the Company’s President and Chief Executive Officer. Jason Barry is the Company’s Chief Financial Officer, Secretary, and Treasurer.

Research and Development Expenditures

All of our Research and Development was conducted by former employees and was expensed within their salaries. We currently have no Research and Development expenses as our product is fully developed and ready to market.

Subsidiaries

We have no subsidiaries.

Property

We occupy 400 square feet of space at 3455 University Parkway, Wake Forest University in Wake Forest, North Carolina to conduct our operations under the terms of the Operating Agreement described below.  We rent space for our headquarters administrative offices from Nutra Pharma Corp located in Coral Springs, Florida.  We occupy 200 square feet at these offices and have use of Nutra Pharma’s conference room, reception area, printer, fax and scanning machine.

Legal Proceedings

We are not a party to any pending legal proceedings where any officer, director, affiliate of owner of 5% or more of our common stock is adverse to us or where the amount of damages claimed, exclusive of interest and costs, exceeds ten percent of our current assets. Pursuant to the terms of the Merger, responsibility for any liability emerging from our pre-merger business relies wholly with our pre-merger management.

Directors and Executive Officers

Rik J. Deitsch

President/Chief Executive Officer

December 11, 2012

Director

to present

Jason Barry

Chief Financial Officer

December 11, 2012

Secretary, Treasurer

to present

Directot

Rik J. Deitsch – President and Chief Executive Officer

Mr. Deitsch founded Touch Medical Solutions and has been the Chairman of the Board of the Company since October 25, 2010. From November 2002 through the present, Mr. Deitsch has served as the Chief Executive Officer of Nutra Pharma Corporation, a public biotechnology company with therapies for the treatment of Multiple Sclerosis, HIV and pain. From February 1998 through November 2002, Mr. Deitsch served as the President of NDA Consulting Inc., a biotechnology research group that provided consulting services to the pharmaceutical industry. NDA Consulting specialized in the research of peptides derived from Cone Snail venom, Cobra venom and Gila Monster venom. Mr. Deitsch holds both a B.S. in Chemistry and an M.S. in Biochemistry from Florida Atlantic University and has conducted clinical and laboratory research in collaboration with scientists at Duke University

Medical Center and the Cleveland Clinic. He is the author of two books: Are you Agewise: A Guide to Healthy Aging and Invisible Killers; the Truth About Environmental Genocide. Mr. Deitsch is an adjunct professor and teaches several courses for Florida Atlantic University’s College of Business and Continuing Education Department.

Jason Barry – Chief Financial Officer, Secretary, and Treasurer

Since joining Touch Medical Solutions in August 2010, Jason Barry has helped grow the company from a software vision to an FDA approved medical device. As CEO, he is responsible for all aspects of development, testing, sales,  and marketing activities. Under Jasons leadership Touch Medical has released 2 major software packages for sale (TouchPACS and TouchRIS) and is poised to launch TouchEHR in 2013.

From June 2008- August 2010, Jason was founder and CEO at Big Picture Project Management where he provided  services as a consultant and project manager for AT&T wireless. At AT&T Jason worked with   top technology partners like Apple, HTC, and Motorola, as well as top retail clients like Amazon, Best Buy, and Walmart.

Prior to founding Big Picture, Jason was a product specialist at King & Spalding LLP (July 1997- June 2008), a top  50  law firm. At King & Spalding Jason participated in the creation of the first Intranet and extranet products  leveraging web based programs and document storage to achieve firm goals.

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended June 30, 2012 and 2011:

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 6/30	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rik J. Deitsch(1) President, CEO, CFO, Treasurer, Secretary, and Director	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	1-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jason Barry(2) CFO, Treasurer, Secretary, and Director	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) On December 11, 2012, Mr. Deitsch agreed to act as the Company’s President, Chief Executive Officer, and Director.

(2) On December 11, 2012, Mr. Barry agreed to act as the Company’s Chief Financial Officer, Secretary, Treasurer and Director.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

There are currently 161,000,000 common shares outstanding.  The following table sets forth certain information regarding the beneficial ownership of common stock after entering into the Share Exchange Agreement on December 11, 2012, with respect to 1) each person who is known by us who beneficially owns more than 5% of our common stock, 2) each director and named executive and 3) all of our directors and officer as a group.  Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Name and Address

DMHI Shares Held

Percentage of

After 12/11/12

Shares Held

Rik J. Deitsch

2776 N. University Dr.

Coral Springs, FL 33065

93,500,000

58.07%

Jason Barry

2776 N. University Dr.

Coral Springs, FL 33065

31,250,000

19.41%

Officers and directors as a group (2)

124,750,000

77.48%

Certain Relationships and Related Transactions, and Director Independence.

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

·Disclosing such transactions in reports where required;

·Disclosing in any and all filings with the SEC, where required;

·Obtaining disinterested directors consent; and

·Obtaining shareholder consent where required.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Common Stock

Our common shares are quoted on the OTC BB under the symbol “DMHI”.

Record Holders

As of January 14, 2013, an aggregate of 161,000,000 shares were issued and outstanding and were owned by approximately 2 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

See Item 3.02 below

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Description of Registrant’s Securities

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of Common Stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All material terms of our Common Stock have been addressed in this section. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof, there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our Board of Directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities  Act and will be governed by the final adjudication of such issue.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Acquisition, the previous shareholders of TMSI received Twenty Five Million shares (25,000,000) of our common stock.  The 25,000,000 shares of our common stock which were issued to the shareholders as of the effective date of the Acquisition, were not registered under the Securities Act of 1933, as amended, but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the section, which exempts transactions by an issuer not involving any public offering.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

As reflected in the Item 1.01 and 2.01 above, the Company adopted the operations of its newly acquired subsidiary and a change of control occurred with TMSI’s controlling shareholders becoming the Company’s controlling shareholders.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The Company intends to adopt the year end of Touch Medical Solutions, Inc.  The following financial statements are filed with the Report.

Touch Medical Solutions, Inc.

Report of Independent Registered Public Accounting Firm

Balance Sheets at December 31, 2011 and 2010

Statements of Operations for the year ended December 31, 2011, the period from March 26, 2010 (inception) to December 31, 2010 and the period from March 26, 2010 (inception) to December 31, 2011

Statement of Stockholders’ Equity (Deficit) for the period from March 26, 2010 (inception) to December 31, 2011

Statements of Cash Flows for the year ended December 31, 2011, the period from March 26, 2010 (inception) to December 31, 2010 and the period from March 26, 2010 (inception) to December 31, 2011

Notes to the Financial Statements

Balance Sheets (unaudited) at September 30, 2012 (unaudited) and December 31, 2011

Statements of Operations (unaudited) for the nine months ended September 30, 2012 and 2011 and accumulated from March 26, 2010 (date of inception) to September 30, 2012

Statements of Cash Flows (unaudited) for the nine months ended September 30, 2012 and 2011 and accumulated from March 26, 2010 (date of inception) to September 30, 2012

Notes to the Financial Statements (unaudited)

DMH International, Inc.

Pro-Forma Balance Sheets

at September 30, 2012 (unaudited)

Pro-Forma Statements of Operations for the period ended September 30, 2012 (unaudited)

Pro-Forma Statements of Operations for the year ended December 31, 2011 (unaudited)

Notes to the Pro-Forma Financial Statements (unaudited)

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the periods ended December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

20

Balance Sheets

21

Statements of Operations

22

Statement of Stockholders’ Equity (Debt)

23

Statements of Cash Flows

24

Notes to the Financial Statements

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Touch Medical Solutions, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of Touch Medical Solutions, Inc. (A Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2011 and for the period from March 26, 2010 (inception) through December 31, 2010, and for the period from March 26, 2010 (inception) through December 31, 2011.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Touch Medical Solutions, Inc. (A Development Stage Company) as of December 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

January 18, 2013

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Balance Sheets

	December 31, 2011 $	December 31, 2010 $

ASSETS

Cash	–	372

Total Assets	–	372

LIABILITIES

Current Liabilities

Accounts Payable – Related Party	101,522	53,885
Accounts Payable and Accrued Liabilities	142,423	12,400
Loan Payable	–	25,000
Due to Related Parties	511,958	143,912

Total Liabilities	755,903	235,197

STOCKHOLDERS’ DEFICIT

Common Stock
Authorized: 100 common shares, par value $0.001
Issued and outstanding: 100 common shares	1	1

Additional Paid-In Capital	34,349	3,459

Accumulated Deficit during the Development Stage	(790,253)	(238,285)

Total Stockholders’ Deficit	(755,903)	(234,825)

Total Liabilities and Stockholders’ Deficit	–	372

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Statements of Operations

	For the Year Ended December 31, 2011 $	Accumulated from March 26, 2010 (Date of Inception) to December 31, 2010 $	Accumulated from March 26, 2010 (Date of Inception) to December 31, 2011 $

Revenues	–	–	–

Operating Expenses

Imputed Interest	30,890	3,460	34,350
General and administrative	13,126	40,410	53,536
Management fees	32,500	50,000	82,500
Professional fees	97,950	14,800	112,750
Wages and salaries	377,502	129,615	507,117

Total Operating Expenses	551,968	238,285	790,253

Net Loss	(551,968)	(238,285)	(790,253)
Net Loss per Share – Basic and Diluted	(5,520)	(2,389)
Weighted Average Shares Outstanding – Basic and Diluted	100	100

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From March 26, 2010 (Date of Inception) to December 31, 2011

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – March 26, 2010 (Date of Inception)	–	–	–	–	–

Founders’ shares	100	1	(1)	–	–

Imputed interest	–	–	3,460	–	3,460

Net loss for the period	–	–	–	(238,285)	(238,285)
	–	–
Balance – December 31, 2010	100	1	3,459	(238,285)	(234,825)

Imputed interest	–	–	30,890	–	30,890

Net loss for the year	–	–	–	(551,968)	(551,968)
	–	–
Balance – December 31, 2011	100	1	34,349	(790,253)	(755,903)

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Statements of Cashflows

	For the Year Ended December 31, 2011 $	Accumulated from March 26, 2010 (Date of Inception) to December 31, 2010 $	Accumulated from March 26, 2010 (Date of Inception) to December 31, 2011 $

Operating Activities

Net loss for the period	(551,968)	(238,285)	(790,253)

Adjustments to reconcile net loss to net cash used in operating activities:

Imputed interest	30,890	3,460	34,350

Changes in operating assets and liabilities:

Accounts Payable – Related Party	47,637	53,885	101,522
Accounts payable and Accrued liabilities	130,023	12,400	142,423

Net Cash Provided By (Used In) Operating Activities	(343,418)	(168,540)	(511,958)

Financing Activities

Due to related parties – borrowings	364,814	163,821	528,635
Due to related parties – repayments	(21,768)	(19,909)	(41,677)
Proceeds from loan	–	25,000	25,000

Net Cash Provided By Financing Activities	343,046	168,912	511,958

Increase (decrease) in Cash	(372)	372	–

Cash – Beginning of Period	372	–	–

Cash – End of Period	-)	372	–

Non-cash financing activities:

Transfer of loan	25,000	–	25,000

Supplemental Disclosures:

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Notes to the Financial Statements

1.

Nature of Operations and Continuance of Business

Touch Medical Solutions, Inc. (the “Company”) was incorporated in the state of Florida on March 26, 2010. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the year ended December 31, 2011, the Company has a working capital deficit of $755,903 and accumulated deficit of $790,253. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and valuation of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31, 2011 and 2010, the Company had no cash equivalents.

d)  Property and Equipment

Property and equipment is comprised of computer equipment and is recorded at cost.  The Company amortizes the cost of equipment on a straight-line basis over their estimated useful lives of three years. The Company reviews all property and equipment for impairment annually.

e)

Revenue Recognition

Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured.  The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

f)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income

22

statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares

2.

Summary of Significant Accounting Policies (continued)

assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at December 31, 2011 and 2010, the Company had no potentially dilutive shares.

g)   Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

h)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future year

i)

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Related Party Transactions

(a)

During the year ended December 31, 2011, the Company incurred management fees of $32,500 (2010 - $50,000) to a company formerly controlled by the CEO of the Company.

(b)

As at December 31, 2011, the Company owes $2,804 (2010 – $nil) to the CEO of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand. As December 31, 2011, $101,522 (2010 - $60,685) included in accounts payable and accrued liabilities is owed to a company formerly controlled by the CEO of the Company.

(c)

As at December 31, 2011, the Company owes $509,154 (2010 - $143,912) to the Chairman of the Company and companies controlled by him. The amounts owing are unsecured, non-interest bearing, and due on demand. The amount owing has an imputed interest at 8%.  Imputed interest at 8% has been expensed and recorded as additional paid-in capital of $28,890 in 2011 and $2,956 in 2010.

(d)

During the year ended December 31, 2011 the Chairman of the Company repaid a $25,000 loan payable due to a non-related party.  This amount was originally borrowed by the Company during the year ended December 31, 2010.  The amount was unsecured, non-interest bearing, and due on demand.  Imputed interest at 8% has been expensed and recorded as additional paid-in capital on the borrowing prior to repayment by the Chairman of $2,000 in 2011 and $504 in 2010.  As at December 31, 2011, the amount is carried in the $509,154 due to the Chairman.

4.

Common shares

On March 26, 2010, the Company issued 100 founders’ shares to management and directors of the Company for $1.

5.

Income Taxes

The Company has $824,603 (2010 - $241,745) of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at December 31, 2011, the Company had no uncertain tax positions.

	December 31, 2011 $	December 31, 2010 $

Net loss carry forward	(824,603)	(241,745)
Statutory rate	34%	34%

Computed expected tax recovery	280,365	82,193
Valuation allowance	(280,365)	(82,193)

Income tax provision	–	–

6.   Subsequent Events

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events with the exception of the below noted:

On December 11, 2012, the Company entered into a share exchange agreement (the “Agreement”) with DMH International Inc. (“DMHI”), a Nevada company.  Under the terms of the Agreement, the Company will issue 100% of the issued and outstanding common shares of Touch Medical Solutions, Inc. (“TMSI”) in exchange for 125,000,000 common shares, comprised of 100,000,000 common shares from the President and Director of DMHI and 25,000,000 newly issued common shares.  In addition, the President and Director of DMHI agreed to return and cancel 100,000,000 common shares.  The Agreement results in management and shareholders of TMSI to hold 78% of the issued and outstanding common shares of the Company, resulting in a reverse recapitalization transaction.

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Financial Statements

For the period ended September 30, 2012

Balance Sheets (unaudited)

31

Statements of Operations (unaudited)

32

Statements of Cash Flows (unaudited)

33

Notes to the Pro-Forma Statements (unaudited)

34

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Balance Sheets

	September 30, 2012 $ (unaudited)	December 31, 2011 $

ASSETS

Current Assets
Cash	9	–
Total Assets	9	–

LIABILITIES

Current Liabilities

Accounts Payable – Related Party	101,522	101,522
Accounts Payable and Accrued Liabilities	142,423	142,423
Due to Related Parties	512,748	511,958

Total Liabilities	756,693	755,903

STOCKHOLDERS’ DEFICIT

Common Stock
Authorized: 100 common shares, par value $0.001
Issued and outstanding: 100 common shares	1	1

Additional Paid-In Capital	65,142	34,349

Accumulated Deficit during the Development Stage	(821,827)	(790,253)

Total Stockholders’ Deficit	(756,684)	(755,903)

Total Liabilities and Stockholders’ Deficit	9	–

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Statements of Operations

(unaudited)

	For the Nine Months Ended September 30, 2012 $	For the Nine Months Ended September 30, 2011 $	Accumulated from March 26, 2010 (Date of Inception) to September 30, 2012 $

Revenues	–	–	–

Operating Expenses

Imputed interest	30,793	21,502	65,143
General and administrative	781	10,739	54,317
Management fees	–	32,500	82,500
Professional fees	–	76,000	112,750
Wages and salaries	–	312,572	507,117

Total Operating Expenses	31,574	453,313	821,827

Net Loss	(31,574)	(453,313)	(821,827)
Net Loss per Share – Basic and Diluted	(316)	(4,533)
Weighted Average Shares Outstanding – Basic and Diluted	100	100

(The accompanying notes are an integral part of these financial statements

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30, 2012 $	For the Nine Months Ended September 30, 2011 $	Accumulated from March 26, 2010 (Date of Inception) to September 30, 2012 $

Operating Activities

Net loss for the period	(31,574)	(453,313)	(821,827)

Adjustments to reconcile net loss to net cash used in operating activities:

Imputed interest	30,793	21,502	65,143

Changes in operating assets and liabilities:

Accounts payable and Accrued liabilities	–	101,522	101,522
Accounts Payable – Related Party	–	15,420	142,423

Net Cash Used In Operating Activities	(781)	(314,869)	(512,739) –

Investing Activities

Acquisition of property and equipment	–	–	–

Net Cash Used In Investing Activities	–	–	–

Financing Activities

Due to Related Party - Borrowings	790	335,590	529,425
Due to Related Party - Repayments	–	(21,088)	(41,677)
Proceeds from loan	–	–	25,000

Net Cash Provided By Financing Activities	790	314,502	512,748

Increase (decrease) in Cash	9	14,411	9

Cash – Beginning of Period	–	372	–

Cash – End of Period	9	14,783	9

Non-cash financing activities:

Transfer of loan	–	25,000	25,000

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements

29

TOUCH MEDICAL SOLUTIONS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(unaudited)

1.

Nature of Operations and Continuance of Business

Touch Medical Solutions, Inc. (the “Company”) was incorporated in the state of Florida on March 26, 2010. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the nine months ended September 30, 2012, the Company has a working capital deficit of $756,684 and accumulated deficit of $821,827. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and valuation of long-lived assets, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at September 30, 2012 and December 31, 2011, the Company had no cash equivalents.

e)

Property and Equipment

Property and equipment is comprised of computer equipment and is recorded at cost.  The Company amortizes the cost of equipment on a straight-line basis over their estimated useful lives of three years.

2.

Summary of Significant Accounting Policies (continued)

f)

Revenue Recognition

Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured.  The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

g)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at September 30, 2012 and 2011, the Company had no potentially dilutive shares.

h)   Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

i)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

During the nine months ended September 30, 2012, the Company incurred management fees of $nil (2011 - $32,500) to a company formerly controlled by the CEO of the Company. As at September 30, 2012, $101,472 (December 31, 2010 - $101,472) included in accounts payable and accrued liabilities is owed to a company formerly controlled by the CEO of the Company.

As at September 30, 2012, the Company owes $2,804 (December 31, 2011 - $2,804) to the CEO of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

As at September 30, 2012, the Company owes $509,154 (December 31, 2011 - $509,944) to the Chairman of the Company and companies controlled by him. The amounts owing are unsecured, non-interest bearing, and due on demand. As at September 30, 2012, imputed interest of $30,793 (September 30, 2011 - $21,502)  has been recorded at a rate of 8% per annum.

4.

Subsequent Events

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events with the exception of the following:

On December 11, 2012, the Company entered into a share exchange agreement (the “Agreement”) with DMH International Inc. (“DMHI”), a Nevada company.  Under the terms of the Agreement, the Company will issue 100% of the issued and outstanding common shares of Touch Medical Solutions, Inc. (“TMSI”) in exchange for 125,000,000 common shares, comprised of 100,000,000 common shares from the President and Director of DMHI and 25,000,000 newly issued common shares.  In addition, the President and Director of DMHI agreed to return and cancel 100,000,000 common shares.  The Agreement results in management and shareholders of TMSI to hold 78% of the issued and outstanding common shares of the Company, resulting in a reverse recapitalization transaction.

36

DMH International, Inc.

(A Development Stage Company)

Pro-Forma Financial Statements

For the Period Ended September 30, 2012

(unaudited – prepared by management)

37

Pro-Forma Balance Sheets

Pro-Forma Statements of Operations for the period ended September 30, 2012

Pro-Forma Statements of Operations for the year ended December 31, 2011

Notes to the Pro-Forma Financial Statements

DMH International, Inc.

(A Development Stage Company)

Pro-Forma Balance Sheets

As at September 30, 2012

(Expressed in US dollars)

(unaudited)

	DMH International, Inc. as at September 30, 2012 $	Touch Medical Solutions, Inc. as at September 30, 2012 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	14,270	9	(14,270)	9

Total Assets	14,270	9	(14,270)	9

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	60,724	142,423	(60,724)	142,423
Accounts payable – related party	–	101,522	–	101,522
Due to related parties	42,030	512,748	(42,030)	512,748
Notes payable	120,000	–	(120,000)	–

Total Liabilities	222,754	756,693	(222,754)	756,693

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock	–	–	–	–

Common stock	236,000	1	24,999	161,000
			(100,000)

Additional paid-in capital	(191,000)	65,142	(69,999)	(95,857)
			100,000

Accumulated deficit during the development stage	(253,484)	(821,827)	253,484	(821,827)

Total Stockholders’ Equity (Deficit)	(208,484)	(756,684)	208,484	(756,684)

Total Liabilities and Stockholders’ Equity (Deficit)	14,270	9	(14,270)	9

DMH International, Inc.

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Nine Months Ended September 30, 2012

(Expressed in US dollars)

(unaudited)

	DMH International, Inc. for the nine months ended September 30, 2012 $	Touch Medical Solutions, Inc. for the nine months ended September 30, 2012 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

General and administrative	7,440	781	–	8,221
Imputed interest	–	30,793	–	30,793
Management fees	9,000	–	–	9,000
Professional fees	29,000	–	–	29,000

Total Operating Expenses	45,440	31,574	–	77,014

Net Loss Before Other Expense	(45,440)	(31,574)	–	(77,014)

Other Expenses

Interest expense	(9,009)	–	–	(9,009)

Net Loss	(54,449)	(31,574)	–	(86,023)
Pro Forma Loss Per Share (Note 5)

DMH International, Inc.

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Year Ended December 31, 2011

(Expressed in US dollars)

(unaudited)

	DMH International Inc. for the year ended December 31, 2011 $	Touch Medical Solutions Inc. for the year ended December 31, 2011 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	–	–	–

Operating Expenses

General and administrative	13,714	13,126	–	26,840
Imputed interest	–	30,890	–	30,890
Management fees	37,000	32,500	–	69,500
Professional fees	61,120	97,950	–	159,070
Wages and salaries	–	377,502	–	377,502

Total Operating Expenses	111,834	551,968	–	663,802

Net Loss Before Other Expense	(111,834)	(551,968)	–	(663,802)

Other Expense

Interest expense	(10,491)	–	–	(10,491)

Net Loss	(122,325)	(551,968)	–	(674,293)
Pro Forma Loss Per Share (Note 5)

1.

Basis of Presentation

On December 11, 2012, DMH International, Inc. (“DMHI” or the “Company”) entered into a share exchange agreement with Touch Medical Solutions, Inc. (“TMSI”), a private corporation formed under the state of Florida.  Under the terms of the agreement, DMHI will acquire 100% of the issued and outstanding common shares of TMSI in exchange for 125,000,000 common shares of the Company, comprised of 100,000,000 common shares privately transacted from the President and Director of DMHI and 25,000,000 newly issued common shares to shareholders.  Furthermore, the President and Director of DMSI cancelled 100,000,000 common shares as part of the share exchange agreement.  After the close of the share exchange agreement, there are 161,000,000 common shares outstanding and the former shareholders of TMSI will control approximately 78% of the total issued and outstanding common shares of DMHl, resulting in a reverse takeover.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of DMHI.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of DMHI and TMSI as at September 30, 2012, giving effect to the transaction as if it occurred on September 30, 2012;

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of DMHI and TMSI for the nine months ended September 30, 2012; and

(c) an unaudited pro forma statement of operations combining the unaudited statement of operations of DMHI and the audited statement of operations for TMSI for the twelve months ended December 31, 2011.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of TMSI for the year ended December 31, 2011. Based on the review of the accounting policies of DMHI and TMSI, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of DMHI.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with DMHI’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of DMHI which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for TMSI are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

2.

Share Exchange Agreement between DMH International Inc. and Touch Medical Solutions, Inc.

On December 11, 2012, the Company entered into a share exchange agreement with TMSI and the shareholders of all of the issued and outstanding common shares of TMSI.

Pursuant to the agreement, DMHI acquired all of the outstanding shares of common stock of TMSI (100 common shares) by issuing 125,000,000 common shares, comprised of 100,000,000 common shares from the President and Director of the Company and 25,000,000 newly issued common shares.  Furthermore, the President and Director of DMHI cancelled 100,000,000 common shares as part of the share exchange agreement.  As a result of the share exchange, the former shareholders of TMSI will control approximately 78% of the issued and outstanding common shares of DMHI resulting in a change in control.  The transaction was accounted for as a reverse recapitalization transaction, as DMHI qualifies as a non-operating public shell company given the fact that the Company held nominal net monetary assets, consisting of only cash at the time of merger transaction.  As TMSI is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of TMSI.  The equity of TMSI is presented as the equity of the combined company and the capital stock account of TMSI is adjusted to reflect the part value of the outstanding and issued common stock of the legal acquirer (DMHI) after giving effect to the number of shares issued in the share exchange agreement.  Shares retained by DMHI are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of TMSI exchanged their common shares for 125,000,000 common shares of DMHI, at a rate of 1,250,000 common shares of DMHI for each TMSI common share.

All assets and liabilities held by DMHI at the time of acquisition were not to be assumed by TMSI, and therefore, TMSI is only acquiring the share capital of DMHI.

4.

Pro-Forma Common Shares

Pro-forma common shares as at September 30, 2012 has been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of DMHI	236,000,000	236,000	(236,000)
Issued and outstanding common shares of TMSI	100	1	65,142
Eliminate issued and outstanding common shares of TMSI, and adjust to reflect par value	(100)	(1)	1
Cancellation of common shares	(100,000,000)	(100,000)	100,000
Issuance of common shares for acquisition	25,000,000	25,000	(25,000)

Pro-forma balance, September 30, 2012	161,000,000	161,000	(95,857)

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the nine months ended September 30, 2012 and year ended December 31, 2011 have been calculated based on the weighted average number of DMHI common shares outstanding plus the common shares issued for the acquisition of TMSI.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (86,023)	$ (674,293)

Denominator:
Weighted average issued and outstanding common shares of DMHI	236,000,000	200,000,000
Common shares issued for acquisition of TMSI	25,000,000	25,000,000
Pro forma weighted average shares outstanding	261,000,000	225,000,000

Basic and Diluted pro forma loss per share	(0.00)	(0.00)

Exhibits

The Exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

2.1

Share Exchange Agreement (incorporated by reference to Form 8-K filed December 17, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMH INTERNATIONAL, INC.

Date: January 22, 2013

/s/ Rik J. Deitsch
Rik J. Deitsch
President/Director